Exhibit 10.59

EXECUTION

AMENDMENT NUMBER FIFTEEN

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 24, 2012,

among

PENNYMAC CORP.,

PENNYMAC LOAN SERVICES, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER FIFTEEN (this “Amendment Number Fifteen”) is made this 25th day of July, 2016, among PENNYMAC CORP. (“Seller”), PENNYMAC LOAN SERVICES, LLC (“Servicer”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of May 24, 2012, among Seller, Servicer and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller has requested that Buyer agree to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Amendment.  Effective as of July 25, 2016 (the “Amendment Effective Date”):

(a) Section 2 of the Agreement is hereby amended by adding the definitions of “Par Margin Amount” and "Par Margin Percentage" in the appropriate alphabetical order as follows:

“Par Margin Amount” means, with respect to any Transaction, as of any date of determination, the amount obtained by application of the Par Margin Percentage to the Repurchase Price for such Transaction as of such date.

“Par Margin Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.

(b) Section 6(a) of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following (bold added for emphasis):

If at any time either (i) the aggregate Market Value of all Purchased Loans subject to all Transactions is less than the aggregate MV Margin Amount for all such Transactions, or (ii) the aggregate unpaid principal balance of the Purchased Loans subject to all Transactions is less than the aggregate Par Margin Amount for all such Transactions, (either such event, a “Margin Deficit”), then Buyer may, by notice to Seller, require Seller in such Transactions to transfer to Buyer cash within the time period specified in clause (b) below, so that both (x) the cash and aggregate Market Value of the Purchased Loans will thereupon equal or exceed such aggregate MV Margin Amount and (y) the cash and unpaid principal balance of such Purchased Loans, will thereupon equal or exceed such aggregate Par Margin Amount (either such requirement, a “Margin Call”). Buyer shall deposit such cash into a non-interest bearing account until the next succeeding Repurchase Date.  Notwithstanding the foregoing, Buyer may elect in its sole discretion to permit Seller to transfer to Buyer additional Eligible Loans (“Additional Purchased Loans”) for no additional consideration or a combination of cash and Additional Purchased Loans, to cure a Margin Deficit, in either case within the time period set forth in clause (b) below.

Section 2. Fees and Expenses.  Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Fifteen (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

Section 3. Representations.  Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

Section 4. Binding Effect; Governing Law.  This Amendment Number Fourteen shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER FIFTEEN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 5. Counterparts.  This Amendment Number Fifteen may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 6. Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Fifteen need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, Seller, Servicer and Buyer have caused this Amendment Number Fifteen to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP.
(Seller)

By:	/s/	Pamela Marsh
Name:		Pamela Marsh
Title:		Managing Director, Treasurer

PENNYMAC LOAN SERVICES, LLC,
(Servicer)

By:	/s/	Pamela Marsh
Name:		Pamela Marsh
Title:		Managing Director, Treasurer

CITIBANK, N.A.
(Buyer)

By:	/s/	Susan Mills
Name:		Susan Mills
Title:		Vice President Citibank, N.A.

Amendment 15 to PMAC Agency MRA